                                                                       Exhibit 4

                    (FORM OF STOCK CERTIFICATE - FRONT SIDE)

                           Shareholder Certificate
                            Titulo de las acciones

NUMBER                                               ORDINARY SHARES
Numero de certificado                                Acciones Ordinarias

                                                     CUSIP E90215 10 9

                                 [Telvent Logo]


                                TELVENT GIT, S.A.
                      INCORPORATED UNDER THE LAWS OF SPAIN
                     CONSTITUIDA CON ARREGLO A LEY ESPANOLA

                      ------------------------------------
                         is the owner of / es titular de


                      ------------------------------------

shares of fully paid and non-assessable registered ordinary shares, with a par value of 3.00505 euros each, of Telvent GIT, S.A., integrated into the sole existing class and series and numbered consecutively from _____ to _____, both included. This certificate is transferable on the books of the Company by the holder hereof in person or by duly authorized attorney upon surrender of this certificate properly endorsed. This certificate is not valid unless countersigned and registered by the Transfer Agent and Registrar.

acciones ordinarias nominativas integramente desembolsadas, con un valor nominal de 3,00505 euros cada una, de Telvent GIT, S.A., integradas en la unica clase y serie existentes y numeradas correlativamente del _____ al _____, ambos inclusive. La transmision de este titulo es inscribible en los libros de la Sociedad, por el titular del mismo en persona o por apoderado debidamente autorizado, por cesion del presente certificado correctamente endosado. Este certificado no es valido sin el visto bueno y registro por el Agente y Registrador de Transmisiones.

Dated:
[      ]

--------------------------                         --------------------------
Signature of Director                              Signature of Secretary
Firma del Vocal del Consejo de Administracion      Firma del Secretario

--------------------------
Signature of Chairman of the Board

Firma del Presidente del Consejo de Administracion

COUNTERSIGNED/Firmado: AMERICAN STOCK TRANSFER & TRUST COMPANY AS REGISTRAR AND
                       TRANSFER AGENT

como agente de registro y transmisiones

--------------------------
AUTHORIZED SIGNATURE
Firma autorizada



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                     (FORM OF STOCK CERTIFICATE - BACK SIDE)

Telvent GIT, S.A. will furnish without charge to each shareholder who so requests a statement of the powers, designations, preferences and relative, participating, optional or other special rights of each class of shares or series thereof of Telvent GIT, S.A., and the qualification, limitations or restrictions of such preferences and rights. Such request may be made to the Transfer Agent. The presentation of the share certificate or other proof of ownership will be required for the exercise of shareholders' rights.

Telvent GIT, S.A. suministrara sin coste alguno a cada accionista que lo solicite un informe de los poderes, nombramientos, derechos de preferencia y relativos, de participacion, opcionales u otros derechos especiales de cada clase de acciones o serie de ellas de Telvent GIT, S.A., y los requisitos, limitaciones o restricciones de tales preferencias y derechos. Dicha solicitud puede dirigirse al agente de transmisiones. Para el ejercicio de los derechos del accionista se requerira la exhibicion del titulo de la accion o cualquier otro medio acreditativo de dicha titularidad.

REGISTERED OFFICE: Calle Valgrande 6, Alcobendas (Madrid). C.I.F.: A-82/631623. Incorporated on April 4, 2000 by means of a public deed before the Notary of Madrid, Mr. Carlos Perez Baudin, with the name of Telvent Desarrollos, S.A. Its name was modified by virtue of a deed granted before the Notary of Madrid, Mr. Carlos Perez Baudin, on April 1, 2003, by deed number 1.030 and its registered office was transferred to its current site by means of deed number 3.631 granted before the Notary of Madrid, Mr. Carlos Perez Baudin, on October 24, 2001.

Registered before the Madrid Mercantile Registry under Volume 15,370, of the 8th Section of the Companies Book, Sheet 164, Page M-257.879.

DOMICILIO SOCIAL: Calle Valgrande 6, Alcobendas (Madrid). C.I.F. A-82/631623. Constituida el dia 4 de abril de 2000 ante el Notario de Madrid, Don Carlos Perez Baudin, con la denominacion de Telvent Desarrollos, S.A. Adoptada su actual denominacion en escritura otorgada ante el Notario de Madrid, Don Carlos Perez Baudin, el dia 1 de abril de 2003, con el numero 1.030 de protocolo y trasladado su domicilio a su actual emplazamiento mediante escritura otorgada ante el Notario de Madrid, Don Carlos Perez Baudin, el dia 24 de octubre de 2001, con el numero 3.631 de protocolo.

Inscrita en el Registro Mercantil de Madrid en el Tomo 15.370, de la Seccion 8a del Libro de Sociedades, al Folio 164, Hoja M-257.879.


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                (FORM OF STOCK CERTIFICATE - BACK SIDE CONTINUED)

The following form of endorsement is intended for share transfers in the United States of America and may be used in other jurisdictions where accepted as a valid endorsement.

La siguiente forma de endoso esta dirigida a la transmision de acciones en los Estados Unidos de America y puede ser utilizada en otra jurisdiccion en la que sea aceptada como un endoso valido.

For value received, _______________________hereby sell, assign and transfer unto

PLEASE INSERT SOCIAL SECURITY
OR OTHER IDENTIFYING NUMBER OF
ASSIGNEE

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  (PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS, INCLUDING ZIP CODE, OF ASSIGNEE)

--------------------------------------------------------------------------------


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____________________________________________________________________ shares of the capital stock represented by the within Certificate, and do hereby irrevocably constitute and appoint ____________________________________________
attorney-in-fact to transfer the said stock on the books of the within named Company with full power of substitution in the premises.

Dated: _____________________
                               Signature:_______________________________________
                                         The signature to this assignment must
                                         correspond with the name as written
                      Notice: upon the face of the certificate in every particular, without alteration or enlargement or any change whatsoever.


                  Signature(s) Guaranteed:_____________________________________

                                         The signature must be guaranteed by an
                                         Eligible Guarantor Institution such as
                                         a commercial bank, trust company,
                                         securities broker/dealer, credit union
                                         or a savings association participating
                                         in a Medallion program approved by the
                                         Securities Transfer Association, Inc.

The following form of endorsement is intended for share transfers in Spain and may be used in other jurisdictions where accepted as a valid endorsement.

La siguiente forma de endoso esta dirigida a la transmision de acciones en Espana y puede ser utilizada en otra jurisdiccion en la que sea aceptada como un endoso valido.

ENDOSO: En virtud del presente ENDOSO se transmiten a D. ___________________ las __________ acciones incorpordadas a este titulo.

Lugar y fecha: _______________,  a ____ de ___________ de_____________

Firma __________________
      D.